Exhibit 99.1

Aytu BioPharma Announces At the Market Pricing of $14.4 Million Upsized Public Offering of Common Stock

Nantahala Capital Management, Stonepine Capital Management, Aytu Management, and New Institutional Shareholders Lead Financing.

DENVER, CO / June 6, 2025 / Aytu BioPharma, Inc. (the “Company” or “Aytu”) (Nasdaq:AYTU), a pharmaceutical company focused on commercializing novel therapeutics, today announced the pricing of an upsized public offering of 9,600,000 shares of common stock (or prefunded warrants in lieu thereof) at an effective public offering price of $1.50. In addition, Aytu has granted the underwriters a 30-day option to purchase up to an additional 1,440,000 shares of its common stock at the public offering price.

The offering is expected to close on or about June 9, 2025, subject to the satisfaction of customary closing conditions. Gross proceeds to the Company, before deducting underwriters’ fees and other offering expenses, are expected to be approximately $14.4 million. The Company intends to use the net proceeds of this offering for general corporate purposes, working capital and general and administrative expenses, and to execute on a transaction that will enable the Company to exclusively commercialize EXXUA™ (gepirone) extended-release tablets, a novel, branded, FDA-approved treatment for major depressive disorder in the United States.

Lake Street Capital Markets, LLC is acting as sole book runner in connection with the offering. Maxim Group LLC is acting as lead manager, and Ascendiant Capital Markets, LLC is acting as financial advisor.

The securities above are being offered pursuant to a registration statement on Form S-1, as amended, (File No. 333-287728) which was declared effective by the United States Securities and Exchange Commission (the “SEC”) on June 5, 2025, and registration statement on Form S-1MEF filed on June 6, 2025. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at https://www.sec.gov. The offering is being made only by means of a prospectus forming part of the effective registration statement. Electronic copies of the prospectus relating to this offering, when available, may also be obtained from Lake Street Capital Markets, LLC, 121 South 8th Street, Suite 1000, Minneapolis, Minnesota 55402, telephone: (612) 326-1305, or email: prospectus@lakestreetcm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Aytu BioPharma

Aytu is a pharmaceutical company focused on commercializing novel therapeutics. The Company’s prescription products include EXXUA™ (gepirone) extended-release tablets (see Full Prescribing Information, including Boxed WARNING) for the treatment of major depressive disorder (MDD), Adzenys XR-ODT® (amphetamine) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING) and Cotempla XR-ODT® (methylphenidate) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING) for the treatment of attention deficit hyperactivity disorder (ADHD), and a line of legacy products, including Karbinal® ER (carbinoxamine maleate), Poly-Vi-Flor® and Tri-Vi-Flor®. To learn more, please visit aytubio.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. These statements may be identified by introductory words such as “anticipate,” “believe,” “expects,” “intends,” “may,” “plan,” “should,” “subject to,” “will,” “would” or words of similar meaning, or by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements include statements regarding the timing and completion of the offering and the satisfaction of customary closing conditions related to the offering, the anticipated total gross proceeds from the offering and the planned use of the net proceeds of the offering, including those received from the exercise of the underwriters’ option, if any. For such statements, Aytu claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Aytu’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, and those factors disclosed in Aytu’s filings with the SEC, including its Annual Report on Form 10-K filed on September 26, 2024, and its Quarterly Reports on Form 10-Q. These forward-looking statements represent Aytu’s judgment as of the time of this release. Aytu disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Contacts for Investors

Ryan Selhorn, Chief Financial Officer

Aytu BioPharma, Inc.

rselhorn@aytubio.com

Robert Blum or Roger Weiss

Lytham Partners

aytu@lythampartners.com